UNITED STATES

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Pineapple Energy Inc.

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Pineapple Energy Urges Shareholders to Vote Now

June 25, 2024, at 9:15 a.m. EST

MINNETONKA, MN, June 24, 2024 /Globe Newswire/ -- Pineapple Energy Inc. (NASDAQ: PEGY) (“Pineapple” or the “Company”), a leading provider of sustainable solar energy and back-up power to households and small businesses encourages its shareholders to participate actively in the upcoming meeting of shareholders scheduled on July 1, 2024.

The Board of Directors emphasizes the importance of this shareholders’ vote, specifically so that the company can achieve quorum to hold its annual meeting. Please vote even if you no longer own the shares but were a shareholder of record on the record date of May 23, 2024.

Failure to secure quorum will result in the company being unable to hold its annual meeting which it needs to conduct important business matters such as the election of directors to the Company’s board of directors, to ratify the appointment of the Company’s independent registered public accounting firm and other matters critical to the company remaining listed on Nasdaq.

How to vote or how to change your vote:
Shareholders of record as of May 23, 2024, can vote or change their vote using the instructions in the proxy materials received via email or mail around June 10, 2024. For emailed materials, check for an email from id@proxyvote.com. It is possible this may have ended up in your junk/spam folder. If you have not received or located your proxy materials, contact your brokerage firm or similar organization for your proxy control number.

Most shareholders can vote via proxyvote.com or by calling 1-800-690-6903. Some shareholders may vote by contacting Pineapple Energy’s proxy solicitor, Morrow Sodali, at 1-877-787-9239. Interactive Brokers or Robinhood users should follow instructions from their respective brokers.

Voting will remain open until 11:59 p.m. ET on June 30, 2024.

We urge you to vote TODAY.

About Pineapple Energy

Pineapple is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear, Sungevity, and Horizon Solar Power) provide homeowners and small businesses with an end-to-end product offering spanning solar, battery storage, and grid services.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the Company’s ability to pass the proposals at the upcoming annual meeting of shareholders and the consequences if such proposals should fail to pass. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties, including those set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Contacts:
Pineapple Energy Scott Maskin Interim Chief Executive Officer +1 (631) 823-7131 Scott.Maskin@pineappleenergy.com Investor Relations +1 (952) 996-1674 IR@pineappleenergy.com